Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Gary Fischer Chief Financial Officer (510) 438-4700 Leslie Green Green Communications Consulting, LLC leslie@greencommunicationsllc.com

AXT Announces Jia-Bin Duh Appointed to AXT, Inc. Board of Directors

FREMONT, Calif., July 22, 2026 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today announced that Jia-Bin Duh has been appointed to the AXT Board of Directors, effective July 16, 2026. The AXT Board expanded to six directors from the previous number of five.

Duh brings more than 30 years of senior executive leadership and investor experience across the technology and consumer sectors, with deep expertise in international business operations, strategic growth, and Greater China markets. Throughout his career, he has held senior leadership positions at several leading technology companies, including Hewlett-Packard, Microsoft, and Cisco Systems, where he led business expansion and operations throughout China. His executive experience operating in the region, together with his understanding of its commercial and regulatory environment, will provide valuable perspective as AXT continues to grow its global business and support the long-term success of Tongmei, the Company's subsidiary in China.

Duh currently serves as Director of Primax Electronics Ltd. (TPE: 4915), a position he has held since 2021, where he also served as Chairman and Chief Executive Officer from 2023-2024. Duh has also served as Chairman of Mobinnova Corp. from 2006-2009. Throughout his career, Duh held top leadership positions at major multinational corporations including serving as President of Cisco Systems China from 1998 to 2005 and Corporate Vice President of Cisco Systems Inc., and as President of Microsoft China from 1993 to 1998. Duh has served as an independent director of Wangfujing International Group Ltd. (SHA 600859) from 2016-2019, IDT International Limited (HK: 0167) from 2015-2018 and Huizhou Tymphany Acoustics Technology Ltd. Duh received a Bachelor of Science degree in Control Engineering from National Chiao Tung University, a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Master of Business Administration from the Hong Kong University of Science and Technology.

“We are pleased to welcome Jia-Bin to the AXT Board of Directors,” said Morris Young, chief executive officer. “Jia-Bin brings exceptional leadership experience gained from building and leading businesses across Greater China for some of the world's premier technology companies. His deep understanding of the Chinese business environment, strong relationships across both the public and private sectors, and extensive public company board experience will be invaluable as we continue to execute our long-term growth strategy and expand our global leadership in compound semiconductor substrates.”

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include AI/data center connectivity, 5G infrastructure, passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in over ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at https://investors.axt.com.

Safe Harbor Statement

This press release contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For example, our plans and ability to increase manufacturing capacity and to enable our industry to meet future demands and needs for our indium phosphide wafer substrates. Statements relating to our expectations regarding the receipt of export permits for our indium phosphide substrates, results of operations, market and customer demand for our products, our ability to expand our markets or increase sales, emerging applications using chips or devices fabricated on our substrates, including the use of indium phosphide wafer substrates in artificial intelligence (“AI”) applications, product yields and gross margins, expense levels, our investments in capital projects, ramping production at our sites, our ability to utilize or increase our manufacturing capacity, and our belief that we have adequate cash and investments to meet our needs are also forward-looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These statements appear in this press release and elsewhere, include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions which could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks, uncertainties and assumptions include, but are not limited to, the receipt of export permits for our indium phosphide substrates, the withdrawal, cancellations or requests for redemptions by private equity funds in China of their investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei , geopolitical tensions between China and the United States, and other factors described and captioned “Risk Factors” in  the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.